                                                                    EXHIBIT 10.1

                                 SIDE AGREEMENT

            THIS SIDE AGREEMENT (this "Agreement"), dated July 13, 2000, by and among eFax.com (formerly known as eFax.com, Inc.), a Delaware corporation, with headquarters located at 1378 Willow Road, Menlo Park, California (the "Company"), Fisher Capital Ltd. and Wingate Capital Ltd. (collectively, Fisher Capital Ltd. and Wingate Capital Ltd. are referred to as the "Investors", or individually as an "Investor") and JFAX.COM, Inc., a Delaware corporation, with headquarters located at 6922 Hollywood Blvd., Suite 900, Hollywood, California ("JFAX").

            WHEREAS:

            A. The Company and the Investors entered into an Exchange Agreement, dated as of April 5, 2000 (the "Exchange Agreement").

            B. The Company and JFAX currently are engaged in discussions of a potential merger (such merger, provided that it is on substantially the same terms as set forth in the Draft Merger Agreement (as defined in the Exchange Agreement between the Investors and the Company dated as of July 13, 2000 (the "Series D Exchange Agreement")) (including without limitation, on terms no less favorable to the Investors than the terms set forth in Exhibit B to the Draft Merger Agreement) is referred to in this Agreement as the "Merger") in which the Company will merge with a subsidiary of JFAX and the holders of the Company's Common Stock, $.01 par value (the "Company Common Stock"), will receive as consideration in connection with the Merger shares of JFAX's Common Stock, $0.01 par value (the "JFAX Common Stock").

            C. The Investors hold shares of the Company's Series B Convertible Preferred Stock, $.01 par value (the "Series B Shares"), which, prior to the Merger, will be exchanged into shares of the Series D Convertible Preferred Stock, $.01 par value (the "Series D Shares"), pursuant to the terms of the Series D Exchange Agreement.

            D. Pursuant to the terms of the Series D Exchange Agreement, prior to the consummation of the Merger, the Company and JFAX are required to execute this Agreement which provides for the issuance to each Investor of certain securities of JFAX upon consummation of the Merger in exchange for the Series D Shares in accordance with Section 4(p) of the Series D Exchange Agreement.

            E. Each Investor holds a warrant pursuant to a Series A Purchase Agreement (as defined in the Exchange Agreement) (collectively, the "Series A Warrants") which is exercisable for shares of the Company Common Stock.

            F. In connection with the Series A Warrants, the Company and the Investors entered into a Registration Rights Agreement, dated May 7, 1999 (the "Series A Registration Rights Agreement"), which provides for registration rights to the Investors for shares of the Company Common Stock acquired upon the exercise of the Series A Warrants.

            NOW THEREFORE, the Company, the Investors and JFAX hereby agree as follows:

            1. Form of New JFAX Warrants. The Investors agree to exchange the Series A Warrants for warrants of JFAX in the form of Exhibit A attached hereto (the "New JFAX Warrants") at the time of the Merger. Upon issuance by JFAX of the New JFAX Warrants, the Series A Warrants will be deemed cancelled and of no further force or effect. At the time of the Merger, JFAX agrees to issue the New JFAX Warrants in exchange for the Series A Warrants. JFAX agrees to use its best efforts to ensure that the JFAX Common Stock into which the New JFAX Warrants may be converted shall be listed on the Nasdaq National Market.

            2. Termination of the Agreements. At the time of the Merger and upon the conversion, directly or indirectly, of all of the Series D Shares into capital stock of JFAX and, if applicable, warrants to acquire shares of the capital stock of JFAX as set forth in Section 4(p) of the Series D Exchange Agreement and the exchange of the Series A Warrants for the New JFAX Warrants in accordance with the terms of this Agreement, the Series A Purchase Agreement, the Series A Registration Rights Agreement, the Exchange Agreement and the Series D Exchange Agreement (except for Section 4(r) thereof) will terminate.

            3. Listing of Shares of Company Common Stock on Nasdaq. The Investors agree that unless they specifically request in writing, for purposes of the listing on the Nasdaq National Market of additional shares of Company Common Stock which may be acquired upon the conversion of the Series D Shares into Company Common Shares (the "Additional Listing"), the Company will not be required to make the Additional Listing until the earlier of (i) the public announcement by the Company or JFAX of the abandonment or termination of the proposed Merger, and (ii) December 31, 2000, if the Company does not consummate a merger transaction with JFAX and JFAX.COM Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of JFAX, on substantially the same terms as was disclosed in the Draft Merger Agreement (including, without limitation, on terms no less favorable to the Investors than the terms set forth in Exhibit B to the Draft Merger Agreement) on or prior to December 31, 2000 (the earlier of (i) and (ii) being the "Merger Termination Date"). The Company represents that it has previously listed 4.5 million shares of Company Common Stock which may be acquired upon the conversion of the Series D Shares.

            4. Limitation on Exchange.

            (a) Consideration Warrant. If the number of Series D Shares that an Investor and its affiliates hold at the time of the Merger would, if converted and absent the limitation in Section 4(p) of the Series D Exchange Agreement, result in such Investor and its affiliates receiving a number of shares of JFAX Common Stock in connection with the Merger which would exceed 10.00% of the number of shares of JFAX Common Stock outstanding immediately following the Merger, then in lieu of issuing shares of JFAX Common Stock for Series D Shares which, if converted, would result in such Investor and its affiliates receiving a number of shares of JFAX Common Stock in connection with the Merger which would exceed 10.00% of the number of shares of JFAX Common Stock outstanding immediately following the Merger (such Series D Shares are referred to herein as the "Blocked Preferred Shares"), JFAX shall issue such Investor a warrant in the form of Exhibit B attached hereto (a "Consideration Warrant") to purchase (at an exercise price of $0.01 per share) a number of shares of JFAX Common Stock equal to (i) the number of Blocked Preferred Shares which such Investor holds at the time of the Merger, multiplied by (ii) the quotient of (A) the Conversion Amount (as defined in the Series D Certificate of Designations (as defined in the Series D Exchange Agreement), divided by (B) the Conversion Price (as defined in the Series D Certificate of Designations), multiplied by (iii) the number of shares of JFAX Common Stock being issued in such Merger for each share of the Company Common Stock outstanding. Each Consideration Warrant shall expire not earlier than June 30, 2003, and shall contain such other terms which are set forth in Exhibit B.


            (b) Series D Shares to be Retired. At the time of the Merger, all of the then outstanding Series D Shares will be converted into shares of JFAX Common Stock and the Consideration Warrants in accordance with this Agreement and Section 4(p) of the Series D Exchange Agreement (except for cash in lieu of fractional shares) and will no longer be outstanding and shall be cancelled and retired. At the time of the Merger, JFAX shall issue (concurrent with the issuance of JFAX Common Stock to the holders of the Company Common Stock) to each Investor which holds Series D Shares at the time of the Merger in exchange for such Investor's Series D Shares (other than Blocked Preferred Shares) a number of shares of JFAX Common Stock equal to the product of (i) the number of Series D Shares which such Investor holds as of the time of the Merger (excluding any Blocked Preferred Shares, but including any Series D Shares (other than Blocked Preferred Shares) which such Investor is not able to convert, or with respect to which the Company is not obligated to issue Common Stock, as of the date of the consummation of the Merger due to the limitations of Section 5 or 14, respectively, of the Series D Certificate of Designations), multiplied by (ii) the quotient of (A) the Conversion Amount (as defined in the Series D Certificate of Designations), divided by (B) the Conversion Price (as defined in the Series D Certificate of Designations), multiplied by (iii) the number of shares of JFAX Common Stock being issued in the Merger for each share of Company Common Stock outstanding immediately prior to the Merger. Notwithstanding the foregoing, in no event shall an Investor be obligated to exchange its Series D Shares unless such exchange is in accordance with the requirements of Section 4(p) of the Series D Exchange Agreement.

            5. Registration of Warrants. At the time of the Merger, JFAX and the Investors agree to enter into a registration rights agreement in the form attached as Exhibit C hereto for the registration by JFAX of the shares of JFAX Common Stock for which the Consideration Warrants and the New JFAX Warrants may be exercised.

            6. Representation of Investors. The Investors have not granted and prior to the Merger Termination Date will not grant to any other party any rights under the Series B Shares, the Series D Shares, the Series A Warrants, the Exchange Agreement, the Series D Exchange Agreement or the Series A Registration Rights Agreement and have all rights to waive any rights which they may have under such documents.

            7. Substantially Same Terms. The Investors agree that the provisions of this Agreement shall not cause the Merger to not be on substantially the same terms as set forth in the Draft Merger Agreement (including, without limitation, on terms no less favorable to the Investors than the terms set forth in Exhibit B to the Draft Merger Agreement). The parties agree that, unless waived in writing by each of the Investors, the Merger will not be deemed to be on substantially the same terms as set forth in the Draft Merger Agreement if the Triggering Event (as defined in the Series D Certificate of Designations) set forth in Section 3(b)(v) or 3(b)(vi) of the Series D Certificate of Designations shall be deemed to have occurred.

            8. Agreements of JFAX. This Agreement, together with the definitive Merger Agreement between JFAX and the Company, shall suffice as the written agreements which the Company is required to obtain from JFAX pursuant to Sections 4(p) and 4(q) of the Series D Exchange Agreement.

            9. Waiver of Appraisal Rights, Agreement to Vote. The Investors waive any appraisal rights which they may have in connection with the Merger pursuant to Section 262 of the Delaware General Corporation Law.

            10. Waiver of Rights. Immediately prior to the Merger, the Company and the Investors shall execute the Waiver Agreement in the form of Exhibit D hereto.

            11. Termination. This Agreement will terminate at the Merger Termination Date if the Merger has not occurred by such date on substantially the same terms as set forth in the Draft Merger Agreement (including, without limitation, on terms no less favorable to the Investors than the terms set forth in Exhibit B to the Draft Merger Agreement).

            12. Binding Effect. This Agreement will be binding upon any affiliate of the Investors to which any Series B Shares, Series D Shares, Company Common Stock or JFAX Common Stock may be transferred by the Investors prior to the Merger.

            13. Counterparts. This Agreement may be executed in two or more identical counterparts all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

            14. Removal of Legends. Notwithstanding anything to the contrary in the New JFAX Warrants or the Consideration Warrants, JFAX agrees that all restrictive legends shall be removed and shall not be placed on any shares of JFAX Common Stock issued or issuable upon exercise of the New JFAX Warrants or the Consideration Warrants by the Investors, if (i) such Investor sells such shares pursuant to a registration statement under the Securities Act of 1933, as amended (the "1933 Act"), (ii) in connection with a sale transaction, such Investor provides JFAX with an opinion of counsel, in a form reasonably acceptable to JFAX, to the effect that a public sale, assignment or transfer of the shares may be made without registration under the 1933 Act, or (iii) such Investor provides JFAX assurances reasonably acceptable to JFAX that such shares can be sold pursuant to Rule 144 under the 1933 Act without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold.

            15. Amendments. This Agreement may only be amended by a written agreement executed by each of the parties hereto.

            16. Replacement of Warrants. If following the Merger, a Consideration Warrant or New JFAX Warrant is lost, stolen, mutilated or destroyed, JFAX shall, upon receipt of an indemnification undertaking in a form reasonably acceptable to JFAX, issue a new Consideration Warrant or New JFAX Warrant, as the case may be, of like denomination and tenor as such Consideration Warrant or New JFAX Warrant which was lost, stolen, mutilated or destroyed.

            IN WITNESS WHEREOF, the Investors, the Company and JFAX have caused this Agreement to be duly executed as of the date first written above.

EFAX.COM                               FISHER CAPITAL LTD.



By: /s/ TODD J. KENCK                  By: /s/ DANIEL J. HOPKINS
   -------------------------------        --------------------------------------
   Name: Todd J. Kenck                    Name: Daniel J. Hopkins
   Its:  Chief Financial Officer          Its: Authorized Signatory

JFAX.COM, INC.                         WINGATE CAPITAL LTD.


By: /s/ STEVEN J. HAMERSLAG            By: /s/ DANIEL J. HOPKINS
   -------------------------------        --------------------------------------
   Name: Steven J. Hamerslag              Name: Daniel J. Hopkins
   Its:  President and CEO                Its: Authorized Signatory

                                                                       EXHIBIT B

NEITHER THE WARRANT REPRESENTED BY THIS CERTIFICATE NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT, AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACTS.

Number of Shares: ______________

Date of Issuance: ________, 2000


                                     WARRANT
                           To Purchase Common Stock of
                                 JFAX.COM, Inc.


          1. Grant of Warrant. THIS IS TO CERTIFY THAT for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [FISHER] [WINGATE] CAPITAL LTD. ("Holder"), is entitled at any time from and after the date hereof and prior to June 30, 2003 (the "Expiration Date"), to exercise this Warrant to purchase from JFAX.COM, Inc., a Delaware corporation (the "Company"), up to ________ shares (the "Warrant Shares") of the common stock, $.01 par value per share (the "Common Stock"), of the Company, at an exercise price (the "Exercise Price") of $.01 per Warrant Share, all on the terms and conditions and pursuant to the provisions hereinafter set forth. The aggregate number of Warrant Shares for which this Warrant may be exercised is ________; provided, however that the Company shall not effect the exercise of this Warrant and the Holder of this Warrant shall not have the right to exercise this Warrant to the extent that after giving effect to such exercise such Holder (together with such Holder's affiliates) would have acquired, through the exercise of this Warrant or otherwise, beneficial ownership of a number of shares of Common Stock during the 60-day period ending on and including the date this Warrant was exercised (the "60 Day Period"), that, when added to the number of shares of Common Stock beneficially owned by such Holder (together which such Holder's affiliates) at the beginning of the 60 Day Period, exceeds 10% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates or acquired by the Holder and its affiliates, as the case may be, shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, non-exercised Warrants beneficially owned by the Holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder and its affiliates. Except as set forth in the preceding sentence, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-Q or Form 10-K, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder of this Warrant, the Company shall within two (2) Business Days confirm orally and in writing to the Holder the number of shares Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the exercise of this Warrant by the Holder and it affiliates since the date as of which such number of outstanding shares of Common Stock was reported. This Warrant is granted by the Company to the Holder in accordance with the Agreement and Plan of Merger, dated as of July 13, 2000 (the "Merger Agreement") among the Company, eFAX.com, and JFAX.COM Merger Sub, Inc. This Warrant shall not be valid or obligatory for any purpose until it has been executed and delivered by the Company and accepted and agreed to by the Holder, as set forth on the signature page hereof.

          2. Exercise. This Warrant may be exercised at any time or from time to time, but only during the period specified in Section 1 of this Warrant, on any day that is a business day, for all or any part of the number of shares of Common Stock purchasable upon its exercise; provided, however, that this Warrant shall be void and all rights represented hereby shall cease unless exercised before the Expiration Date. In order to exercise this Warrant, in whole or in part, the Holder hereof shall deliver to the Company at its principal office at 6922 Hollywood Boulevard, Suite 900, Los Angeles, California 90028, or at such other office as shall be designated in writing to the Holder by the Company, (i) a written notice of such Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased pursuant to such exercise, (ii) cash or a certified or cashier's check payable to the order of the Company in an amount equal to the aggregate purchase price for all shares of Common Stock to be purchased pursuant to such exercise, or in lieu of such payment, an election for cashless exercise as provided herein, and
(iii) this Warrant. Such notice may be given by the Subscription Form appearing at the end of this Warrant. Upon receipt thereof, the Company shall, as promptly as practicable, execute or cause to be executed and delivered to such Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise. The stock certificates so delivered shall be registered in the name of such Holder or such other person as Holder shall designate. Holder acknowledges that the stock certificates shall bear a restrictive legend comparable to that appearing on the face of this Warrant. This Warrant shall be deemed to have been exercised and such certificates shall be deemed to have been issued, and the Holder or any other person so designated shall be deemed to have become a holder of record of such shares for all purposes, as of the date said notice, together with payment (or election of cashless exercise) and this Warrant, are received by the Company. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the stock certificates, deliver to the Holder a new Warrant evidencing the right of the Holder to purchase the number of shares of Common Stock with respect to which this Warrant has not been exercised.

          3. Covenants as to Common Stock. The Company hereby covenants and agrees as follow:

               (a) This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

               (b) All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issues thereof.

               (c) During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved 100% of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value of said shares will at all times be less than or equal to the applicable Exercise Price.

               (d) The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

               (e) The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant. The Company
(i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and
(ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

               (f) This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets or otherwise.

          4. Warrant Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, the Holder, as such, of this Warrant shall not be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in the Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

          5. Representations of Holder.

               (a) The Holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act of 1933, as amended (the "Securities Act"); provided, however, that by making the representations herein, the Holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The Holder of this Warrant further represents, by acceptance hereof, that, as of this date, such Holder is an "accredited investor" as such term is defined in

Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an "Accredited Investor").

               (b) Upon exercise of this Warrant, except pursuant to a cashless exercise, the Holder shall confirm, which confirmation shall be deemed to be made by delivery of an Exercise Notice, (i) that the Warrant Shares so purchased are being acquired its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making such representation, the Holder does not agree to hold any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act and (ii) the Holder is an Accredited Investor.

          6. Ownership and Transfer.

               (a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and the Holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

               (b) This Warrant and the rights granted hereunder shall not be assignable by the Holder hereof without the prior written consent of the Company; provided, however, that this Warrant and the rights granted to the Holder hereof are transferable, in whole or in part, to an Affiliate (as defined below) of the Holder with the prior written consent of the Company, which consent shall not be unreasonably withheld, upon surrender of this Warrant, together with a properly executed warrant power; provided, however, that any transfer or assignment shall be subject to the conditions set forth in Section 6(c) below. An "Affiliate" shall mean "affiliate" as such term is defined in Rule 501(b) under the Securities Act.

               (c) The Holder of this Warrant understands that this Warrant has not been and is not expected to be, registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, or (b) the Holder shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that the securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; provided that (i) any sale of such securities made in reliance on Rule 144 promulgated under the Securities Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities
Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder; and (ii) neither the Company nor any other person is under any obligation to register the Warrants under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

          7. Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of this Warrant, but instead, the number of shares of Common Stock issuable upon exercise of this Warrant shall be rounded up or down to the nearest whole share (calculated at the time of final exercise of this Warrant).

          8. Adjustment of Exercise Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of the following events:

               (a) STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. If at any time the Company shall:

               (i) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, additional shares of Common Stock,

               (ii) subdivide its shares of Common Stock outstanding into a larger number of shares of such Common Stock, or

               (iii) combine its shares of Common Stock outstanding into a smaller number of shares of such Common Stock,

then the Exercise Price shall be adjusted to equal the product of the Exercise Price in effect immediately prior to such event multiplied by a fraction the numerator of which is equal to the number of shares of Common Stock outstanding immediately prior to the event requiring such adjustment and the denominator of which is equal to the number of shares of Common Stock outstanding immediately after giving effect to such event. Upon any such adjustment of the Exercise Price, the Holder shall thereafter be entitled to purchase upon the exercise of this Warrant, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest 1/100th of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable on the exercise thereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

               (b) REORGANIZATION, RECLASSIFICATION, MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is any change whatsoever in, or distribution with respect to, the outstanding Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, (i) shares of common stock of the successor or acquiring corporation or of the Company (if it is the surviving corporation) or (ii) any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property") are to be received by or distributed to the holders of Common Stock of the Company who are holders immediately prior to such transaction, then the Holder shall have the right thereafter to receive, upon exercise of the Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which the Warrant is exercisable immediately prior to such event. In such event, the aggregate Exercise Price otherwise payable for the shares of Common Stock issuable upon exercise of the Warrant shall be allocated among the shares of common stock and Other Property receivable upon exercise of this Warrant as a result of such reorganization, reclassification, merger, consolidation or disposition of assets in proportion to the respective fair market values of such shares of common stock and Other Property as determined in good faith by the Board of Directors of the Company. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be reasonably deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of any shares of the common stock of such successor or acquiring corporation for which the Warrants thus become exercisable, which modifications shall be as equivalent as practicable to the adjustments provided for in this Section 8. For purposes of this Section 8, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class that is not preferred as to dividends or assets over any other class of stock of such corporation and that is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities that are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event, and any warrants or other rights to subscribe for or purchase any stock. The foregoing provisions of this Section 8(b) shall similarly apply to successive reorganizations, reclassification, mergers, consolidations or disposition of assets.

               (c) DISTRIBUTION OF ASSETS AND REPURCHASE RIGHTS. If, at any time after the issuance of this Warrant, the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of dividend, spin off, reclassification, corporate rearrangement or other transaction), then the holder of this Warrant will be entitled to such dividend paid and distributions made to the holders of Common Stock to the same extent as if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise of this Warrant) immediately before and on the date on which a record is taken for holders of Common Stock entitled to receive such dividend or distribution, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such dividend or distribution. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of the Common Stock. In addition to any adjustments pursuant to Section 8 , if at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the holder of this Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to the limitations on the exercise of this Warrant set forth in the proviso to the second sentence of
Section 1 hereof) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

               (d) OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER THIS SECTION. The following provisions shall be applicable to the adjustments provided for pursuant to this Section 8:

               (1) WHEN ADJUSTMENTS TO BE MADE. The adjustments required by this
          Section 8 shall be made during the period from the date of this Warrant and until the Expiration Date, whenever and as often as any specified event requiring such an adjustment shall occur. For the purpose of any such adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

               (2) FRACTIONAL INTERESTS. In computing adjustments under this
          Section 8, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

               (3) WHEN ADJUSTMENT NOT REQUIRED. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution to which the provisions of
          Section 8 would apply, but shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

               (4) CERTAIN LIMITATIONS. Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction that, by reason of any adjustment under the foregoing provisions, would cause the Exercise Price to be less than the par value of the Common Stock, if any, unless the Company first reduces the par value of the Common Stock to be less than the Exercise Price that would result from such transaction. Alternatively, the Company may stipulate that, at the time of any exercise of all or a portion of this Warrant, the Exercise Price shall be adjusted, if necessary, for purposes of such exercise to equal the par value of the Common Stock (but not more than the $0.01 par value as currently in effect), but if such adjustment results in an increase in the Exercise Price from that which would otherwise be applicable, then the Company shall simultaneously increase the number of Warrant Shares issuable upon such exercise, in the amount necessary to preserve the value to the Holder resulting from such exercise utilizing the same formula and definitions as are applicable in Section 9 in the case of a cashless exercise.

               (5) NOTICE OF ADJUSTMENTS. Whenever the number of shares of Common Stock for which the Warrant is exercisable or the Exercise Price shall be adjusted pursuant to this Section 8, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the number of shares of Common Stock for which the Warrant is exercisable and (if such adjustment was made pursuant to Section 8(b)) describing the number and kind of any other shares of stock or Other Property for which the Warrant is exercisable, and setting forth any related change in the Exercise Price, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to the Holder. The Company shall keep at its principal office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder.

               (6) INDEPENDENT APPLICATION. Except as otherwise provided herein, all subsections of this Section 8 are intended to operate independently of one another (but without duplication). If an event occurs that requires the application of more than one subsection, all applicable subsections shall be given independent effect without duplication.

          9. Cashless Exercise. Subject to the following provisions, the Holder may elect to receive, without the payment by the Holder of any additional consideration, Warrant Shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, by so indicating on the Subscription Form attached hereto, at the office of the Company. Any such election shall be treated as a conversion of this Warrant or portion hereof into Warrant Shares. Thereupon, the Company shall issue to the Holder such number of shares of Common Stock as is computed using the following formula:

              X = Y (A-B)
                  -------
                     (A)

          where:

          X = the number of shares to be issued to the Holder pursuant to this
              Section 9.

          Y = the number of shares covered by this Warrant in respect of which the cashless exercise election is made pursuant to this Section 9.

          A = the fair market value of one share of the Company's Common Stock as determined below at the time the cashless exercise election is made pursuant to this Section 9.

          B = the Exercise Price in effect under this Warrant at the time the cashless exercise election is made pursuant to this Section 9.

For the purposes hereof, the "fair market value" of one share of the Company's Common Stock shall mean the average of the daily prices for the Company's Common Stock on the applicable market specified below, over the latest ten (10) trading days prior to the date of the cashless exercise, based upon:

               (a) the closing prices per share of the Company's Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or

               (b) if not listed or traded on any such exchange, the last reported sales prices per share on the Nasdaq National Market or the Nasdaq Stock Market (collectively, "Nasdaq"), or

               (c) if not listed or traded on any such exchange or Nasdaq, the daily average of the high and low bid prices per share as reported in the NASD OTC Bulletin Board.

However, if such quotations are not available during such ten trading day period, then the cashless exercise shall be inapplicable.

          10. Applicable Law. THIS WARRANT SHALL BE INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES APPLICABLE THERETO AND THE INTERNAL LAWS OF THE STATE OF DELAWARE.

          11. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the permitted successors and assigns of the Company and the Holder hereof; provided, however, that the Holder shall not assign or transfer any of its rights or obligations under this Warrant except as expressly permitted in Section 6.

          12. Headings. Headings of the Sections in this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

          13. Amendments. This Warrant and any terms hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party or Holder hereof against which enforcement of such change, waiver, discharge or termination is sought.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed.


DATED:  __________, 2000

                                         JFAX.COM, Inc.


                                         By:
                                            ------------------------------------
                                         Name:Steven J. Hamerslag
                                         Title: President and Chief Executive
                                                Officer




Accepted and agreed to:

[FISHER] [WINGATE] CAPITAL
LTD.


By:
   -----------------------------
Name:
     ---------------------------
Title:
       -------------------------

                                SUBSCRIPTION FORM

               (To be executed only upon exercise of this Warrant)

          The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases ____________ shares of the Common Stock of JFAX.COM, Inc. purchasable with this Warrant, and [herewith makes payment therefor,] [designates that a cashless exercise of this Warrant shall be effected in lieu of a cash payment,] all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to ___________________________________________________ whose address is
_______________________________________________________________, and if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor for the balance of the shares of Common Stock issuable thereunder be delivered to the undersigned.

     DATED:  ________, ____.

                                  Holder:
                                          --------------------------------------

                                  By:
                                          --------------------------------------
                                  Title:
                                          --------------------------------------
                                  Address:
                                          --------------------------------------
                                          --------------------------------------
                                          --------------------------------------

                                                                       EXHIBIT C

                                 DECLARATION OF
                         REGISTRATION RIGHTS AGREEMENT



          This Declaration of Registration Rights (the "Agreement") is made and entered into as of _______ __, 2000, by and among JFAX.COM, Inc., a Delaware corporation (the "Company"), Fisher Capital Ltd., and Wingate Capital Ltd. (collectively, the "Investors" or the "Holders").

          This Agreement is made pursuant to the Side Agreement, dated as of July 13, 2000, by and among the Company, eFAX.Com, and the Investors (the "Side Agreement"). This Agreement is made and entered into by the Company and EFAX to induce the Holders to enter into the Side Agreement.

          The parties hereby agree as follows:

          1. CERTAIN DEFINITIONS.

          As used in this Agreement, certain terms (not otherwise defined herein) shall have the meanings set forth in the Side Agreement, and the following terms shall have the following respective meanings:

          AFFILIATE of a specified Person means any other Person that, directly or indirectly, through one or more intermediates, controls, is controlled by or is under common control with the Person specified, or who holds or beneficially owns 50% or more of the equity interest in the Person specified or 50% or more of the voting securities of the Person specified.

          COMMISSION means the Securities and Exchange Commission.

          CONSIDERATION WARRANTS shall have the meaning set forth in the Side Agreement.

          COMMON STOCK means (except where the context otherwise indicates) the Common Stock of the Company, par value $.01 per share, as constituted as of the date hereof, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of any Common Stock upon any reclassification thereof which is also not preferred as to dividends or liquidation over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor corporation or acquiring corporation of the Company that may be acquired by holders of the previous Common Stock.

          CONTINUOUSLY EFFECTIVE means, with respect to a specified registration statement, that it shall not cease to be effective and available for transfers of Registrable Securities thereunder for longer than any forty-five (45) consecutive business days and not more than 90 business days in any 365-day period prior to the Expiration Date.

          EFFECTIVENESS DATE means the date that is as soon as practicable, but in no event more than sixty (60) days after the Filing Date.

          EXCHANGE ACT means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          EXPIRATION DATE means the earlier of (i) the second (2nd) anniversary of the date of this Agreement, or (ii) the date on which no Holder holds any Registrable Securities.

          FILING DATE means the date which is thirty (30) days following the issuance of the Consideration Warrants.

          HOLDERS shall have the meaning set forth in the first paragraph hereof, and as the context may require shall include their respective successors and assigns, provided that the registration rights hereunder shall only be available to the initial Holders, their Affiliates and their respective Transferees.

          PERSON means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or governmental or other agency or political subdivision thereof.

          REGISTRABLE SECURITIES means any shares of Common Stock of the Company owned by a Holder and received upon exercise of the Consideration Warrants or the New JFAX Warrants referred to in the Side Agreement. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (x) such securities shall have been disposed of pursuant to an effective registration statement, or (y) such securities shall have been transferred to any Person other than the Holders pursuant to Rule 144 (or any successor provision) or (z) shall be transferable pursuant to paragraph (k) of Rule 144 (or any successor provision) under the Securities Act.

          REGISTRATION EXPENSES means all expenses incident to the performance of or compliance with the registration rights granted herein, including, without limitation, all registration, filing, listing and NASD fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the reasonable fees and expenses of the Company's counsel, the fees and expenses of the Company's independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, and any fees and disbursements of underwriters customarily paid by issuers and sellers of securities; provided, however, that Registration Expenses shall not include underwriting discounts, commissions and transfer taxes, if any, applicable to the Registrable Securities all of which shall be borne by the Selling Holders.

          RULE 144 means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

          SECURITIES ACT means the Securities Act of 1933, as amended, or any successor statute thereto, and the rules and regulations of the Commission promulgated thereunder.

          SELLING HOLDERS means those Holders who are participating in a registration and who are selling Registrable Securities.

          SHARES means the Company's Common Stock.

          TRANSFEREE means the first holder of Registrable Securities by a transfer from an initial Holder or an Affiliate of an initial Holder; provided, however, that a Person acquiring such Registrable Securities pursuant to a transfer under an effective registration statement or pursuant to a sale under Rule 144 (or any successor provision) shall not be a Transferee.

          2. REGISTRATION RIGHTS.

               (a) SHELF REGISTRATION.

                    (i) The Company shall prepare and file with the Commission on or prior to the Filing Date a Registration Statement for a resale offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the "Initial Shelf Registration"). The Initial Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by the Holders. The Company shall use its reasonable efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date and to keep the Shelf Registration Continuously Effective under the Securities Act until the Expiration Date (the "Effectiveness Period"), or such shorter period ending when (i) all Registrable Securities covered by the Shelf Registration have been sold, or (ii) a Subsequent Shelf Registration covering all of the Registrable Securities has been declared effective under the Securities Act.

                    (ii) If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the Registrable Securities registered thereunder), the Company shall use its reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within forty-five (45) business days of such cessation of effectiveness amend the Initial or Subsequent Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Securities (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Company shall use its reasonable efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Registration Statement Continuously Effective until the end of the Effectiveness Period.

                    (iii) The Company shall supplement and amend the Initial Shelf Registration or Subsequent Shelf Registration, as the case may be, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration, if required by the Securities Act.

               (b) REGISTRATION STATEMENT FORM. The Company may, if permitted by law, effect any registration required hereunder by the filing of a Registration Statement on Form S-3 (or any successor or similar short-form registration statement).

               (c) EXPENSES. The Company shall pay all Registration Expenses incurred in connection with the registration of Registrable Securities pursuant to Section 2(a).

               (d) EFFECTIVE REGISTRATION STATEMENT. Any registration pursuant to this Agreement shall not be deemed to have been effected unless it has become effective with the Commission.

               (e) CONFLICTING INSTRUCTIONS FROM HOLDERS.

                    (i) The Company may rely and shall be protected in relying upon any resolution, certificate, opinion, request, communication, demand, receipt or other paper or document in good faith believed by it to be genuine and to have been signed or presented by the proper party or parties.

                    (ii) In the event the Company receives conflicting instructions regarding any action to be taken or withheld hereunder, the Company may suspend further action relating to such action until such time as the conflicting instructions are resolved by the parties giving the same or until the Company is instructed to take or withhold the requested action by a final order from which no appeal may be taken issued by a court of competent jurisdiction.

          3. REGISTRATION PROCEDURES.

               (a) Whenever the Company effects the registration of any Registrable Securities under the Securities Act hereunder, the Company, as expeditiously as possible and subject to the terms and conditions herein, will use its reasonable efforts to:

                    (i) prepare and file with the Commission the requisite registration statement to effect such registration and to cause such registration to become effective and remain effective as provided herein;

                    (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement Continuously Effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with the intended method of disposition by the Selling Holders thereof until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the Selling Holders thereof set forth in such registration statement or, if earlier, until the Expiration Date;

                    (iii) furnish to the Selling Holders such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under the Securities Act, in conformity with the requirements of the Securities Act;

                    (iv) register or qualify all Registrable Securities covered by such registration statement under such other United States state securities or blue sky laws of such jurisdictions as the Selling Holders shall reasonably request, to keep such registration statement qualification in effect for so long as such registration remains in effect, and take any other action which may be reasonably necessary or advisable to enable the Selling Holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Selling Holders in accordance with the intended method of disposition by the Selling Holders thereof, except that the Company shall not for any such purpose be required to (a) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified, (b) subject itself to taxation in any such jurisdiction or (c) consent to general service of process in any such jurisdiction;

                    (v) in any underwritten offering, and if reasonable and customary in the context of such offering, use its reasonable efforts to furnish to the Selling Holders a signed counterpart, addressed to the Selling Holders as sellers of Registrable Securities (and the underwriters, if any), of

                    (x) an opinion of counsel for the Company, dated the
               effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory to the Selling Holders in their reasonable judgment, and

                    (y) a "comfort" letter, reasonably satisfactory to the
               Selling Holders dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters as such seller or such Holder (or the underwriters, if any) may reasonably request;

                    (vi) immediately notify the Selling Holders, at any time when a prospectus is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in a registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and promptly prepare and furnish to the Selling Holders a reasonable number of copies of a supplement to or an amendment of such prospectus and registration statement as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                    (vii) comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

                    (viii) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

                    (ix) list all Registrable Securities covered by such registration statement on any securities exchange on which any of the Common Stock is then listed; and

                    (x) use every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment.

               (b) As a condition of these registration rights set forth herein, the Company may require each Selling Holder, at its own expense, to furnish the Company with such information regarding such Selling Holder's ownership of the Company's securities and the plan of distribution of such securities as the Company may from time to time reasonably request in writing, and the Selling Holders agree to provide such information as is reasonably requested.

               (c) The Selling Holders agree (A) that upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (vi) of Section 3(a), the Selling Holders will forthwith discontinue their disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until the Selling Holders' receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (vi) of Section 3(a) and, if so directed by the Company, will deliver to the Company all copies, other than permanent file copies, then in the Selling Holders' possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice and (B) that they will immediately notify the Company, at any time when a prospectus relating to the registration of such Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which information previously furnished by the Selling Holders to the Company for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

               (d) Notwithstanding anything in this Agreement to the contrary, the Company will not be required to file any registration statement hereunder if it receives an opinion of counsel of recognized expertise in Securities Act matters, to the effect that the sale of the Registrable Securities in the manner contemplated by the Selling Holders may be effected without registration regardless of the identity or status of the buyer(s) of such Registrable Securities. Also, the Company will not be required to file any registration statement to cover Registrable Securities that are already registered pursuant to a previous resale registration statement that is effective and available for use by the Holders of such Registrable Securities to effect sales thereof at such time.

          4. UNDERWRITTEN OFFERINGS.

               (a) UNDERWRITTEN OFFERINGS. If requested by the underwriters for any underwritten offering including the Selling Holders pursuant to a registration under Section 2, the Company will enter into an underwriting agreement with such underwriters for such offering and with the Selling Holders, such agreement to be in form and substance reasonably satisfactory to the Company, the Selling Holders and the underwriters and to contain such representations and warranties by the Company and such other terms as are customarily contained in agreements of this type, including, without limitation, indemnities to the effect and to the extent substantially as provided in Section
6. The Selling Holders shall be a party to such underwriting agreement and may, at their option (reasonably exercised), require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Selling Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the Selling Holders.

               (b) SELECTION OF UNDERWRITERS. If a registration pursuant to
Section 2 involves an underwritten offering, then the Company will be entitled to select the underwriter or underwriters and the Underwriters' Representative therefor.

          5. INDEMNIFICATION; CONTRIBUTION. If any Registrable Securities are included in a registration statement under this Agreement:

               (a) To the extent permitted by applicable law, the Company shall indemnify and hold harmless each Selling Holder, each Person, if any, who controls such Selling Holder within the meaning of the Securities Act, and each officer, director, partner, agent and employee of such Selling Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint or several), including reasonable attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may become subject under the Securities Act, the Exchange Act or any other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

                    (i) Any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto;

                    (ii) The omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                    (iii) Any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law;

provided, however, that the indemnification required by this Section 5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or expense to the extent (and only to the extent) that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to the Company by any indemnified party expressly for use in connection with such registration; provided, further, that the indemnity agreement contained in this Section 5 shall not apply to any underwriter to the extent that any such loss is based on or arises out of an untrue statement or alleged untrue statement of a material fact, or an omission or alleged omission to state a material fact, contained in or omitted from any preliminary prospectus if the final prospectus shall correct such untrue statement or alleged untrue statement, or such omission or alleged omission, and a copy of the final prospectus has not been sent or given to such person at or prior to the confirmation of sale to such person if such underwriter was under an obligation to deliver such final prospectus and failed to do so. The Company shall also indemnify underwriters participating in the distribution and each person who controls any such underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Selling Holders. The Company may also require in any underwriting agreement that it signs, reasonable indemnification and contribution agreements in favor of the Company from the underwriters and the Selling Holders which are selling Registrable Securities in such underwritten offering.

               (b) Promptly after receipt by an indemnified party under this
Section 5 of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such indemnified party may make a claim under this Section 5, such indemnified party shall deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel at its own expense except as provided below. The failure to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action, if and to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6 but shall not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than pursuant to this Section 5. Any fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within sixty
(60) days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder, but in such event such amounts shall be refunded). Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such action, claim or proceeding, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels). No indemnifying party shall be liable to an indemnified party for any settlement of any action, proceeding or claim without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

               (c) If the indemnification required by this Section 5 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this
Section 5:

                    (i) The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in
Section 5(a), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                    (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(c) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 5(c)(i). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

               (d) If indemnification is available under this Section 5, the indemnifying parties shall indemnify each indemnified party to the full extent provided in this Section 5 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration referred to in Section 5(c).

               (e) The obligations of the Company and the Selling Holders of Registrable Securities under this Section 5 shall survive the completion of any offering of Registrable Securities pursuant to a registration statement under this Agreement, and otherwise.

          6. COVENANTS OF THE COMPANY. The Company hereby agrees and covenants as follows:

               The Company shall file as and when applicable, on a timely basis, all reports required to be filed by it under the Exchange Act. If, after the Company has first become a reporting company under the Exchange Act, thereafter the Company is not required to file reports pursuant to the Exchange Act, thereupon the request of any Holder of Registrable Securities, the Company shall make publicly available the information specified in subparagraph (c)(2) of Rule 144 of the Securities Act, and take such further action as may be reasonably required from time to time and as may be within the reasonable control of the Company, to enable the Holders to transfer Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act or any similar rule or regulation hereafter adopted by the Commission.

          7. MISCELLANEOUS.

               7.1 NOTICES. All notices, requests, claims, demands, waivers and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally by courier, or three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested) as follows:

               (a) The Holders at:

                      Fisher Capital Ltd.

                       Wingate Capital Ltd.c/o Citadel Investment Group, L.L.C.
                                             225 West Washington Street
                                             Chicago, Illinois 60606
                                             Attention: Daniel Hopkins
                                             Facsimile: (312) 338-0780
                                             Telephone: (312) 696-2100

                    with a copy to:

                        Katten Muchin & Zavis
                        525 W. Monroe Street
                        Chicago, Illinois 60661-3693
                        Attention: Robert J. Brantman, Esq.
                        Facsimile: (312) 902-1061
                        Telephone: (312) 902-5200



                    (b) The Company at:

                        JFAX.COM, Inc.
                        6922 Hollywood Boulevard, Suite 900
                        Hollywood, California 90028
                        Attention: Steven J. Hamerslag, President and CEO, and Nicholas V. Morosoff, Secretary and General Counsel

                    with a copy to:

                        Frank H. Golay, Jr.
                        Sullivan & Cromwell
                        1888 Century Park East
                        Los Angeles, California  90067

               or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

               7.4 LAW GOVERNING. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAWS.

               7.5 ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees (including any fees incurred in any appeal) in addition to its costs and expenses and any other available remedy.

               7.6 HEADINGS. The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for convenience only, and do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

               7.7 ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Company and the Holder or Holders of a majority in interest of the Registrable Securities. Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by an amendment or waiver authorized by this Section 7.7, whether or not any such Registrable Securities shall have been marked to indicate such consent.

               7.8 ASSIGNABILITY. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto; provided, however, that the registration rights hereunder shall only be available to the initial Holders, their respective Affiliates and their respective Transferees.

               7.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               7.10 VALIDITY, DUE AUTHORIZATION. By its execution hereof, the Company and each Investor each represents and warrants that it has the corporate power to execute, deliver and perform the terms and provisions of this Agreement and that it has taken all appropriate and necessary corporate action to authorize the transactions contemplated hereby and the execution, delivery and performance of this Agreement.

                                JFAX.COM, INC.


                                By:
                                   ---------------------------------------------
                                   Name:
                                   Title:



                                WINGATE CAPITAL LTD.


                                By:
                                   ---------------------------------------------
                                    Name:
                                    Title:


                                FISHER CAPITAL LTD.

                                By:
                                   ---------------------------------------------
                                    Name:
                                    Title:

                                                                      EXHIBIT D

                             MUTUAL GENERAL RELEASE


         This Mutual General Release (the "RELEASE") is made as of ____ __, 2000 by and between eFax.com (formerly known as eFax.com, Inc.), a Delaware corporation ("EFAX"), JFAX.COM, Inc., a Delaware corporation ("JFAX" and, collectively with EFAX, the "ISSUERS"), Fisher Capital Ltd., a Cayman Islands company ("FISHER"), and Wingate Capital Ltd., a Cayman Islands company ("WINGATE" and, collectively with Fisher, the "HOLDERS").

         A. Pursuant to that Exchange Agreement, dated as of July 13 2000 (the "SERIES D EXCHANGE AGREEMENT"), by and between EFAX and each of the Holders, EFAX issued to each of the Holders shares of the Company's Series D Convertible Preferred Stock (the "SERIES D PREFERRED SHARES") with the designations, preferences and rights set forth in the Company's Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock (the "SERIES D CERTIFICATE OF DESIGNATIONS").

         B. Pursuant to that Side Agreement, dated July 13, 2000, by and among EFAX, JFAX and each of the Holders (the "SIDE AGREEMENT"), each of the Holder's has agreed to certain transactions in connection with the proposed merger of EFAX with JFAX or a subsidiary of JFAX (the "MERGER"). Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Side Agreement.

         C. The parties obligation to consummate the transactions contemplated by the Side Agreement are subject to the condition that each party execute and deliver to this Release.

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Waivers and Releases.

         (a) In further consideration for the execution of the Side Agreement and the consummation of the transactions contemplated thereby, effective on the Effective Date (as defined below) each of EFAX and JFAX, on behalf of itself and its heirs, executors, administrators, devisees, trustees, partners, directors, officers, shareholders, employees, consultants, representatives, predecessors, principals, agents, parents, associates, affiliates, subsidiaries, attorneys, accountants, successors, successors-in-interest and assignees (collectively, the "ISSUER RELEASING PERSONS"), hereby waives and releases, to the fullest extent permitted by law, any and all claims, rights and causes of action, whether known or unknown (collectively, the "ISSUER CLAIMS"), that any of the Issuer Releasing Persons had or currently has against (i) the Holders, (ii) any of the Holders' respective current or former parents, shareholders, affiliates, subsidiaries, predecessors or assigns, or (iii) any of the Holders' or such other persons' or entities' current or former officers, directors, employees, agents, principals, investors, signatories, advisors, consultants, spouses, heirs, estates, executors, attorneys, auditors and associates and members of their immediate families (collectively, the "HOLDER RELEASED PERSONS"), arising out of or relating to the Series D Exchange Agreement, the Series A Purchase Agreement (as defined in the Series D Exchange Agreement), the Series A Certificate of Designations (as defined in the Series D Exchange Agreement), the Registration Rights Agreement (as defined in the Series A Purchase Agreement), the Warrants (as defined in the Series A Purchase Agreement), the Series B Exchange Agreement (as defined in the Series D Exchange Agreement), the Series D Certificate of Designations or the Series B Certificate of Designations (as defined in the Series D Exchange Agreement) (collectively, the "TRANSACTION DOCUMENTS") or arising out of or relating to matters leading up to the consummation of the Merger (other than arising out of or relating to the Side Agreement).

         (b) In consideration of the foregoing, effective on the Effective Date each Holder, severally and not jointly, on behalf of itself and its heirs, executors, administrators, devisees, trustees, partners, directors, officers, shareholders, employees, consultants, representatives, predecessors, principals, agents, parents, associates, affiliates, subsidiaries, attorneys, accountants, successors, successors-in-interest and assignees (collectively, the "HOLDER RELEASING PERSONS"), hereby waives and releases, to the fullest extent permitted by law, any and all claims, rights and causes of action, whether known or unknown (collectively, the "HOLDER CLAIMS"), that any of the Holder Releasing Persons had or currently has against (i) the Issuers, (ii) any of the Issuers' respective current or former parents, shareholders, affiliates, subsidiaries, predecessors or assigns, or (iii) any of the Issuers' or such other persons' or entities' current or former officers, directors, employees, agents, principals, investors, signatories, advisors, consultants, spouses, heirs, estates, executors, attorneys, auditors and associates and members of their immediate families (collectively, the "ISSUER RELEASED PERSONS"), arising out of or relating to the Transaction Documents or arising out of or relating to matters leading up to the consummation of the Merger (other than arising out of or relating to the Side Agreement).

2. California Matters.

         (a) It is the intention of the parties that effective as of the Effective Date this release shall be effective as a full and final accord and satisfactory release of each and every matter specifically or generally referred to. In furtherance of this intention, the parties acknowledge that each is familiar with Section 1542 of the Civil Code of the State of California ("Section 1542"), which provides as follows:

         A general release does not extend to claims a creditor does not know or suspect to exist in his favor at the time of executing the release, which if known to him must have materially affected his settlement with the debtor.

         (b) The parties hereto waive and relinquish any rights and benefits which they may have under Section 1542, including the right to seek relief from the terms and conditions of this release for any reason whatsoever. The parties acknowledge that they may hereafter discover facts in addition to or different from those which they now know or believe to be true as regards the subject of this release, but it is their intention to fully and finally forever settle and release any and all matters, disputes and differences, known or unknown, suspected and unsuspected, which do now exist, may exist or heretofore have existed between them arising out of or relating to the Transaction Documents or arising out of or relating to matters leading up to the consummation of the Merger (other than arising out of or relating to the Side Agreement). In furtherance of this intention, the releases herein shall be and remain in effect as full and complete releases notwithstanding the discovery or existence of any such additional or different facts.

         (c) The parties warrant and represent to one another that they know and understand the effect and import of the provisions of Section 1542.

3. Subject Matter of Release. Each party acknowledges that the parties to this Release specifically intend to exclude the subject matter of this Release from
Section 6 and Section 7 of the Registration Rights Agreement (as defined in the Series A Purchase Agreement), the Side Agreement (including the Consideration Warrants and the New JFAX Warrants (each as defined in the Side Agreement)) and the registration rights agreement referred to in Section 5 of the Side Agreement (the "WARRANTS REGISTRATION RIGHTS AGREEMENT") and agree that this Release does not relate to the same subject matter of the Side Agreement (including the Consideration Warrants and the New JFAX Warrants), the Warrants Registration Rights Agreement and Section 6 and Section 7 of the Registration Rights Agreement. Accordingly, this Release does not affect any claim which any Issuer Releasing Person or Holder Releasing Person may have under the Side Agreement, the Consideration Warrants, the New JFAX Warrants, the Warrants Registration Rights Agreement or Section 6 or Section 7 of the Registration Rights Agreement.

4. Effective Date. None of the releases in this Release shall be effective or have any force or effect unless and until the later of (a) the consummation of the Merger on substantially the terms set forth in the Draft Merger Agreement (as defined in the Series D Exchange Agreement) (including, without limitation, on terms no less favorable to the Investors than the terms set forth in Exhibit B to the Draft Merger Agreement), provided such merger is consummated on or prior to December 31, 2000 and (b) the consummation of the transactions contemplated by the Side Agreement concurrent with the consummation of the Merger.

5. Amendments. This Release may not be modified except by a written document signed by each of the Holders and each of the Issuers or their respective successors.

6. Governing Law. This Release will be governed by and construed in accordance with the laws of the State of California without regard to conflicts of law principles.

7. Acknowledgment. Each party hereto has read and understands this Release, has had the opportunity to consult with an attorney prior to signing it, and voluntarily enters into it with full knowledge of its terms and conditions and that such terms and conditions are binding on.

         IN WITNESS WHEREOF, the undersigned has executed this Release as of the date first above written.

                                       ISSUERS:

                                       EFAX.COM



                                       -----------------------------------------
                                       By:
                                       Its:


                                       JFAX.COM, INC.


                                       -----------------------------------------
                                       By:
                                       Its:


                                       HOLDERS:

                                       FISHER CAPITAL LTD.



                                       -----------------------------------------
                                       By:
                                       Its:

                                       WINGATE CAPITAL LTD.


                                       -----------------------------------------
                                       By:
                                       Its: